                                                                    EXHIBIT 21.1


                      RODMAN & RENSHAW CAPITAL GROUP, INC.

                                  SUBSIDIARIES


COMPANY                                            STATE OF INCORPORATION
- - -------                                            ----------------------

RODMAN & RENSHAW, INC.                             DELAWARE

RODMAN ADVISORY SERVICES, INC.                     DELAWARE

RODMAN & RENSHAW CHICAGO THEATRE LTD.              DELAWARE

RODMAN & RENSHAW FUTURES MANAGEMENT INC.           DELAWARE

RODMAN RIVER WEST, INC.                            DELAWARE

RODMAN SELF STORAGE, INC.                          DELAWARE